Exhibit 99.1

American Resources Corporation Upgrades Deane Mining’s Mill Creek Prep Plant

June 5th, 2019 | Source: American Resources Corp.

FISHERS, INDIANA / ACCESSWIRE June 5th, 2019 / American Resources Corporation (NASDAQ: AREC), a supplier to the rapidly growing global infrastructure marketplace, with a primary focus on the extraction, processing, transportation and selling of metallurgical coal to the steel industry, announced today that they have started the process to upgrade the Mill Creek coal preparation plant to allow the company to commercially process premium stoker sized coal. American Resources’ Mill Creek Prep Plant is an 800 ton-per-hour modern coal processing facility and unit train load out located at the company’s Deane Mining complex in Letcher County, Kentucky.

American Resources has been actively investing in and expanding their metallurgical coal assets under their hub and spoke operating model to increase the production of coal surrounding each of their operating hubs. Given the demand, quality, and certain characteristics of the company’s coal deposits surrounding the Deane Mining complex, the company has made the decision to install a system to process and retain stoker sized coal to further expand margins and fill customer demand for premium quality coal.

Stoker coal refers to product that has been processed and sized to meet very specific customer specifications for premium market applications. This product is used in variety of specialty and industrial applications and commands a premium sales price given the unique specifications and overall limited market availability.

American Resources expects to have the upgrade to its Mill Creek Prep Plant fully installed within the next 90 – 120 days. Once complete, the company estimates it will be able to produce 100 – 140 clean tons per hour of high-quality stoker coal at a 1” x 1.25” sizing.

“Given the demand for our coal qualities, we’re excited to be upgrading our Mill Creek processing facility to continue to fill the demand in the infrastructure and industrial marketplace”, stated Tarlis Thompson, Chief Operating Officer of American Resources Corporation. “Having the ability to process stoker coal will allow us to further diversify our customer base while expanding our revenue and margins at our Deane Mining complex. We applaud our team for all of their efforts in continuing to find ways to increase efficiencies and profitability throughout our operations.”

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions and continuing to consolidate quality coal assets for future growth and production. The company is committed to being one of the lowest cost operators in CAPP and throughout all its coal mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical coal and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:

http://www.americanresourcescorp.com

Institutional/Retail/Individual Contact:

American Capital Ventures

Howard Gostfrand, President
305-918-7000 – Office
hg@amcapventures.com
www.amcapventures.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Source: American Resources Corporation

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